[DELOITTE & TOUCHE LETTERHEAD]


                                                                    Exhibit 23.1



Date                Reference
April 19, 2001      A. Sandler



INDEPENDENT AUDITORS' CONSENT


We consent to the use by reference in this amended F-3 document of ASM International N.V. of our report dated February 9, 2001, appearing in the 20-F, which is part of this Registration Statement.







Deloitte & Touche Accountants